SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

the ("Exchange Act")

Date of Report (date of earliest event reported): July 1, 2004

Ceristar, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware                                                          87-0642448

(State or Other Jurisdiction                                         (I.R.S. Employer

of incorporation)                                               Identification Number)

50 West Broadway, Suite 1100

Salt Lake City, Utah 84101

(Address of Principal Executive Offices) (Zip Code)

(801) 297-8500

(Registrant's Telephone Number, Including Area Code)

Item 5:

Other Events and Required FD Disclosure.

On June 24, 2004, Fred Weismiller, our Chief Executive Officer, Robert Lester, current Chief Financial Officer and Michael Miller, our Chief Operations Officer each resigned from their position effective immediately to pursue other endeavors and projects.  Mr. Weismiller will continue to serve as our Chairman of the Board of Directors and Mr. Miller will continue to serve as a member of our Board of Directors.  On July 1, 2004, Mr. Lester resigned as a member of our Board of Directors.  On June 24, 2004, after the receipt of these resignations, our Board of Directors immediately appointed Paul D. Hamm as our interim Chief Executive Officer and Mark Hewitt, a current member of our Board of Directors to serve as our Chief Technology Officer and Chief Operations Officer.  On July 1, 2004, the Board named Jerry Dunlap to our Board of Directors to fill the remaining term of Mr. Lester.

Paul D. Hamm is a 14-year financial services industry veteran, financial entrepreneur, investment banking professional and private equity fund manager.  In 2002, Mr. Hamm founded and is currently the Managing Partner of AlphaWest Capital Partners, a specialized capital marketing firm providing extensive market/industry research, financial planning and modeling, transaction advisory, marketing and investment banking services to emerging public and “pre-public” U.S. companies.  In 1998, Mr. Hamm co-founded and currently serves as Managing Director of SovCap Investment Management Group, the Investment Manager to an offshore private investment partnership.  As a principal investor, Mr. Hamm has made numerous private equity investments into publicly traded companies across technology and communications related industries.  He has been actively involved with portfolio companies in business planning and execution, often serving as primary financial and strategic advisor to a portfolio company's management.  Mr. Hamm holds NASD securities licenses, served as a Transportation/Civil Affairs Commissioned Officer for 8 years with the U.S. Army/USAR, and has a Bachelor of Science degree in Political Science from Stetson University.

Mark Hewitt, a member of our Board since August 1999, is a veteran communications and systems designer with more than 23 years of business and engineering experience.  Mr. Hewitt has successfully bridged the gap between engineering and business interests in three distinct fields – Voice – Video – Wireless.  His proven software and systems designs have contributed to the success to several of broadband’s earliest networks – A contributor to the Motorola/IBM Ardis network and pioneer in the Iridium and Cellular sectors of Motorola.  Mr. Hewitt was the founding chairman of the Fairbanks, Alaska Public Utility Commission and served as an elected member of the Fairbanks, Alaska City Council from 1984 until 1986.  Mr. Hewitt served as Senior Vice President of I-Link from 1997 until 1999.  I-Link is a Voice over Internet Protocol (VoIP) Service Provider located in Draper, UT. During his tenure at I-Link, he led the company to deploy the first National VoIP network and one of the earliest IP platforms for unified messaging.  Mr. Hewitt studied at the University of Alaska in the fields of Engineering and Business.

Jerry Dunlap is co-founder and currently serves as President and Chief Executive Officer for ISDN-Net, a internet service provider located in Nashville, Tennessee.  After ten years in existence, ISDN-Net is Tennessee's oldest and largest independent Internet Service Provider serving 87 of the state’s 95 counties.  Mr. Dunlap oversees many of the day-to-day operations of ISDN-Net and manages the company’s long-term, strategic direction.  Viewed as a pioneer in telecom networking and communications, Mr. Dunlap was asked by the Tennessee Public Service Commission in 1992 to direct a pilot project that ultimately resulted in the introduction of digital connectivity services in Tennessee.  Shortly after that project, in 1994, Mr. Dunlap co-founded ISDN-Net to serve the data needs of Tennessee businesses.  Mr. Dunlap has a Bachelor of Science degree in pharmacy from the University of Tennessee.

Item 6:

Resignations Of Registrant’s Directors.

On July 1, 2004, Robert Lester resigned as a member of our Board of Directors to pursue other endeavors and there was no disagreement between the parties.

Item 7.

Financial Statements and Exhibits.

(a)

Exhibits

99.1

Letter of Resignation from Robert Lester dated July 1, 2004.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERISTAR, INC.

/s/ Paul D. Hamm

Paul D. Hamm

Acting Chief Executive Officer

Dated: July 30, 2004